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                                                                    EXHIBIT 10.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholder of Federal Kemper Life Assurance Company and Contract Owners of contracts that participate in the FKLA Variable Annuity Separate Account:

We hereby consent to the use in this Post-Effective Amendment No. 1 (File Nos. 333-106150 and 811-21372) to the registration statement on Form N-4 (the "Registration Statement") of our reports dated April 16, 2004 and March 21, 2003, relating to the statutory financial statements of Federal Kemper Life Assurance Company. We also consent to the reference to us under the heading "Experts" in the Statement of Additional Information.


PricewaterhouseCoopers LLP

Chicago, Illinois
April 26, 2004